Exhibit 10.02

PROMISSORY NOTE

EXECUTED BY:	EFLO ENERGY, INC. (the "Borrower")

IN FAVOR OF:	FUNDACION INVERSIONES BARROCO (the "Lender")

PRINCIPAL AMOUNT:	$600,000 (CAD)

DATE OF EXECUTION:	March 2, 2015

FOR VALUE RECEIVED the Borrower hereby promises to pay to or to the order of the Lender, the principal sum of $600,000 (CAD), together with interest thereon at the rate of 10% per annum, calculated and compounded annually, on the Maturity Date in accordance with the terms of Loan Agreement between the Borrower and the Lender.

The Borrower waives presentment, demand, notice, protest and notice of dishonour and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Promissory Note.

The Borrower agrees this Promissory Note may be negotiated, assigned, discounted, or pledged by the Lender and in every case payment will be made to the holder of this Promissory Note instead of the Lender upon notice being given by the holder to the undersigned, and no holder of this Promissory Note will be affected by the state of accounts between the undersigned and the Lender or by any equities existing between the undersigned and the Lender and will be deemed to be a holder in due course and for the value of the Promissory Note held by him.

DATED at Houson, Texas this 2nd day of March, 2015.

EFLO ENERGY, INC. by its authorized signatory:

By:	/s/ Al Conrad Kerr Jr.
Al Conrad Kerr Jr.